Exhibit 10.2

SECOND AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT

THIS SECOND AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT, dated as of October 1, 2004, (this “Guaranty”), is made by and among New Century Financial Corporation (f/k/a New Century REIT, Inc.) and New Century Mortgage Corporation (“NCMC”, and jointly and severally with New Century Financial Corporation, the “Guarantors”) and Bank of America, N.A. (the “Buyer”, which term shall include any buyer for whom Buyer acts as Agent as defined and provided for in the Master Repurchase Agreement referred to below).

RECITALS

A. On September 15, 2004, the stockholders of New Century Financial Corporation, a Delaware corporation (“Holdings”) approved a proposal to restructure Holdings to allow it to qualify as a real estate investment trust and to become a wholly-owned subsidiary of New Century REIT, Inc., a Maryland corporation, through the merger of NC Merger Sub, Inc., a wholly-owned subsidiary of New Century REIT, Inc., with and into Holdings, resulting in New Century REIT, Inc. becoming the parent company of Holdings (the “REIT Conversion”); and

B. After the completion of the REIT Conversion, New Century REIT, Inc. changed its name to “New Century Financial Corporation” (“NCFC”) and Holdings changed its name to “New Century TRS Holdings, Inc.”; and

C. NCMC, Holdings (f/k/a New Century Financial Corporation) and the Buyer entered into that certain Guaranty and Pledge Agreement, dated as of May 13, 2002.

D. NCMC, Holdings (f/k/a New Century Financial Corporation) and the Buyer entered into that certain Amended and Restated Guaranty and Pledge Agreement dated as of May 13, 2002, amended and restated to and including May 21, 2004 (the “First Amended and Restated Guaranty”).

E. NCFC, NCMC and the Buyer desire to enter into this Guaranty in order to replace Holdings as a Guarantor with NCFC, and to amend, restate and replace the First Amended and Restated Guaranty in its entirety.

E. Pursuant to the Amended and Restated Master Repurchase Agreement, dated as of May 21, 2004, as amended by Amendment Number One dated as of October 1, 2004 (as further amended, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”), between New Century Funding A (the “Seller”) and the Buyer, the Buyer has agreed to purchase certain loans (the “Loans”) from the Seller and the Seller has agreed to repurchase such Loans upon the terms and subject to the conditions set forth therein.

F. As of the date hereof, NCMC holds all of the outstanding equity of the Seller and will therefore derive a benefit from the Buyer’s purchase and sale of Loans from and to the Seller pursuant to the Master Repurchase Agreement. As of the date hereof, NCFC holds all of the outstanding shares of NCMC and will therefore derive a benefit from the Buyer’s purchase and sale of Loans from and to the Seller pursuant to the Master Repurchase Agreement. To induce the Buyer to enter into the Master Repurchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed to guaranty the Seller’s obligations with respect to the Master

Repurchase Agreement and the documents referenced therein, and NCMC has agreed to pledge and grant a security interest in the Pledged Collateral (as defined herein) as security for such guaranty.

G. It is a condition precedent to the Buyer entering into the Master Repurchase Agreement and to the obligation of the Buyer to purchase the Loans from the Seller under the Master Repurchase Agreement that the Guarantors shall have executed and delivered this Guaranty to the Buyer.

NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.

(b) “Expiration Date” shall have the meaning set forth in Section 2(d) herein.

(c) “Obligations” shall mean the obligations and liabilities of the Seller and the Guarantors to the Buyer, including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Master Repurchase Agreement, this Guaranty, any other Program Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of covenants, Repurchase Prices, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of the Master Repurchase Agreement) or otherwise.

(d) “Pledged Collateral” shall have the meaning assigned thereto in Section 3 hereof.

(e) “Pledged Equity” shall mean all of the beneficial ownership interest of the Seller acquired by NCMC from time to time.

(f) “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York at any time; provided, that if, by reason of mandatory provisions of law, the validity or perfection of the Buyer’s security interest in any item of Pledged Collateral is governed by the UCC as in effect in a jurisdiction other than New York, “UCC” shall mean the UCC as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

(g) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.

(h) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Guaranty. (a) The Guarantors hereby, unconditionally and irrevocably, guarantee to the Buyer and its successors, indorsees, transferees and assigns the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) The Guarantors further agree to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Seller may be free from any Obligations.

(c) No payment or payments made by the Seller, the Guarantors, any other guarantor or any other Person or received or collected by the Buyer from the Seller, the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made by the Guarantors in respect of the Obligations or payments received or collected from the Guarantors in respect of the Obligations, remain liable for the Obligations up to the maximum liability of the Guarantors hereunder until both the Obligations are paid in full and the Master Repurchase Agreement is terminated (such date, the “Expiration Date”).

(d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Buyer on account of its liability hereunder, it will notify the Buyer in writing that such payment is made under this Guaranty for such purpose.

(e) Each Guarantor shall be jointly and severally liable to the Buyer for all obligations of the Guarantors hereunder. The Guarantors hereby: (a) acknowledge and agree that the Buyer shall have no obligation to proceed against one Guarantor before proceeding against the other Guarantor, (b) waive any defense to their obligations under this Guaranty, based upon or arising out of the disability or other defense or cessation of liability of one Guarantor versus the other or of any other Guarantor, and (c) waive any right of subrogation or ability to proceed against any Person until all amounts owed to Buyer by Guarantors pursuant to this Guaranty are paid in full.

3. Pledge of Equity.

3.01 Pledged Collateral. As collateral security for the prompt payment in full when due of the Obligations and solely to secure such debt, NCMC hereby pledges, collaterally assigns and hypothecates to the Buyer, and hereby grants to the Buyer, for the benefit of both the Buyer’s own account and the account of affiliates of the Buyer for which the Buyer is acting as agent pursuant to the Master Netting Agreement, a lien on and first priority security interest in, all of NCMC’s right, title and interest in, to and under the following, whether now owned by NCMC or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as the “Pledged Collateral”):

(a) the Pledged Equity, including, without limitation, (i) all rights of NCMC to receive moneys due but unpaid or to become due thereunder and all property received in substitution or exchange therefore, (ii) all of NCMC’s rights and privileges with respect to the Pledged Equity, (iii) all rights of NCMC to property of the Seller, (iv) all rights of NCMC to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Seller, and (v) all proceeds, payments, income and profits of the foregoing;

(b) the official records and ledgers of the Seller; and

(c) to the extent not included in the foregoing, all proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, additions, substitutions and replacements of and to any and all of the foregoing.

3.02 Later Acquired Equity, Ownership Dividends, Options or Adjustments. Until the Expiration Date, NCMC shall deliver to the Buyer any and all additional equity or any other property of any kind distributable on or by reason of the Pledged Collateral, whether in the form of or by way of ownership dividends, warrants, total or partial liquidation, conversion, prepayments, redemptions or otherwise, including, but not limited to, cash dividends or cash interest payments, as the case may be; provided, however, that prior to an Event of Default under the Master Repurchase Agreement, NCMC may receive any cash dividends from Seller which are permitted to be retained by Seller pursuant to the terms of the Master Repurchase Agreement. If any additional equity, instruments, or other property, a security interest in which can only be perfected by possession by the Buyer, which are distributable on or by reason of the Pledged Collateral, shall come into the possession or control of NCMC, NCMC shall forthwith transfer and deliver such property to the Buyer as Pledged Collateral hereunder.

3.03 Delivery of Ownership Certificates and Conveyance Powers. Simultaneously with the delivery of this Guaranty, NCMC is delivering to the Buyer all certificated instruments and ownership certificates representing the Pledged Equity, together with conveyance powers duly executed in blank by NCMC and the registration book maintained by the Seller with respect to the Pledged Equity. NCMC shall promptly deliver to the Buyer, or cause the Seller or any other entity issuing the Pledged Collateral to deliver directly to the Buyer, (i) ownership certificates or other instruments representing any Pledged Equity acquired or received by NCMC after the date of this Guaranty and (ii) a conveyance power or bond power duly executed in blank by NCMC. If at any time the Buyer notifies NCMC that it requires additional conveyance powers endorsed in blank, NCMC shall promptly execute in blank and deliver the requested power to the requesting party.

3.04 Power of Attorney, Irrevocable Proxy. (a) NCMC hereby constitutes and irrevocably appoints the Buyer, with full power of substitution and revocation, as NCMC’s true and lawful attorney-in-fact, with the power, to the full extent permitted by law, to affix to any notes and documents representing the Pledged Collateral the conveyance or bond powers delivered with respect thereto, and to transfer or cause the transfer of the Pledged Collateral, or any part thereof, on the books of the Seller or other entity issuing such Pledged Collateral, to the name of the Buyer or any nominee, and thereafter to exercise with respect to such Pledged Collateral, all the rights, powers and remedies of an owner. The power of attorney granted pursuant to this Guaranty and all authority hereby conferred are granted and conferred solely to protect the Buyer’s interest in the Pledged Collateral and shall not impose any duty upon the

Buyer to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Expiration Date.

(b) As of the date hereof, NCMC hereby constitutes and irrevocably appoints the Buyer, with full power of substitution and revocation, as NCMC’s true and lawful attorney-in-fact, with the power, to the full extent permitted by law, to vote as proxy the Pledged Collateral at a meeting, or to express consent or dissent to corporate action in writing without a meeting, with respect to those actions described in Article VII of the Trust Agreement of the Seller or Section 18 of the Administration Agreement of the Seller. This proxy shall be irrevocable as one coupled with an interest and shall be valid until the Expiration Date.

3.05 Dividends. NCMC agrees that it shall not cause the Seller to declare or make payment of (i) any dividend or other distribution on any ownership interest; provided, however, that prior to an Event of Default under the Master Repurchase Agreement, NCMC may receive any cash dividends from Seller which are permitted to be retained by Seller pursuant to the terms of the Master Repurchase Agreement or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire an interest in its own equity.

4. Representations and Warranties of the Guarantors.

4.01 Each Guarantor hereby represents and warrants that:

(a) It is duly organized and validly existing in good standing under the laws of the jurisdiction under which it is organized and is duly qualified to do business and is in good standing in every other jurisdiction as to which the nature of the business conducted by it makes such qualification necessary.

(b) It has the full power, authority and legal right to execute, deliver and perform its obligations under this Guaranty. This Guaranty has been duly executed and delivered by it, has not been amended or otherwise modified, is in full force and effect and is the legal, valid and binding obligation of each Guarantor, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c) Neither the execution and delivery of this Guaranty nor the consummation of the transactions contemplated herein will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Guarantors are a party or by which the Guarantors or their property is bound or to which the Guarantors are subject, or constitute a default under any such material agreement or instrument, or (except for the liens created pursuant hereto) result in the creation or imposition of any lien or encumbrance upon the Guarantors’ revenues or assets pursuant to the terms of any such material agreement or instrument.

(d) The Guarantors have received and reviewed copies of the Program Documents.

(e) There is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending, or to the best of the Guarantors’ knowledge, threatened against or affecting the Guarantors or any of their property or, with respect to NCMC, the Pledged Collateral that has a reasonable likelihood of having a material adverse effect on the Guarantors’ condition, financial or otherwise.

(f) No authorizations, approvals or consents of, and no filings or registrations with, any governmental authority are necessary for the execution, delivery or performance by the Guarantors of this Guaranty, except for the filings of the UCC-1s.

4.02 NCMC hereby represents and warrants that:

(a) The chief place of business and chief executive office of the Seller is Delaware. NCMC has heretofore delivered to the Buyer a certified copy of the Trust Agreement and Administration Agreement of the Seller (collectively, the “Operating Documents”) as in effect on the date hereof.

(b) Upon the filing of UCC-1 financing statements (“UCC-1s”) in the State of Delaware and, to the extent that the Pledged Collateral or any part thereof constitutes “securities” for purposes of Article 8 of the UCC, registration of such pledge on the registration book maintained by the Seller, the pledge and security interest hereunder in favor of the Buyer constitutes a first priority pledge and security interest in and to all of the Pledged Collateral pledged by the Guarantors hereunder.

(c) It is the sole beneficial owner of the Pledged Collateral pledged under Section 3 hereof free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of any nature whatsoever (and no right or option to acquire the same exists in favor of any other person or entity), except for the assignment, pledge and security interest in favor of the Buyer created or provided for herein, and the Guarantor agrees that it will not encumber or grant any security interest in or with respect to the Pledged Collateral or permit any of the foregoing.

(d) NCMC and the Seller do not, in connection with selling, transferring and assigning any Loan and pledging the Pledged Collateral, have any actual intent to hinder, delay or defraud any entity to which NCMC or the Seller are or are to become indebted.

(e) In exchange for the pledge and guaranty hereunder, NCMC, as holder of the Pledged Equity, will derive a benefit from the sale, transfer and assignment of the Loans to the Buyer.

(f) It is solvent on the date hereof and will not become insolvent as a result of the pledge.

(g) It does not intend to incur, or believe in respect of the pledge of the Pledged Collateral, that it will incur, debts that would be beyond its ability to pay such debts as such debts mature.

(h) The Pledged Equity are validly issued, fully paid for and nonassessable. No options, warrants or other agreements with respect to the Pledged Equity are outstanding. The Pledged Equity represent all of the ownership interest in the Seller.

5. Covenants of Guarantors.

5.01 Each Guarantor covenants and agrees that:

(a) It shall pay and discharge all taxes now or hereafter imposed on it, on its income or profits, on any of its property or upon the liens provided herein prior to the date on which penalties attach thereto; it shall promptly pay any valid, final judgment enforcing any such tax and cause the same to be satisfied of record and shall also pay, or cause to be paid, when due all claims for labor, material, supplies or services that, if unpaid, could by law result in a mechanics’ lien.

(b) It shall notify the Buyer promptly upon obtaining knowledge of any material action, suit or proceeding at law or in equity by or before any government authority, arbitral tribunal or other body pending or threatened against it or the Seller.

5.02 NCMC covenants and agrees that:

(a) It shall not (i) create, incur, assume or permit to exist any lien upon any of the Pledged Collateral, or (ii) directly or indirectly create, incur or suffer to exist any indebtedness payable by the Seller except any indebtedness incurred under the Program Documents.

(b) Without the prior written consent of the Buyer, it will not (i) vote to enable, or take any other action to permit, the Seller to issue any ownership or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any ownership interest or other equity securities of the Seller or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Collateral.

(c) It shall not file or cause or suffer to be filed with respect to the Seller a voluntary petition in bankruptcy to seek relief for the Seller under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect, or consent to the filing of any petition against the Seller under any such law, or consent to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for the Seller, or of all or any part of the Seller’s property, or make an assignment for the benefit of the Seller.

6. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, NCMC hereby agrees with the Buyer as follows:

6.01 Delivery and Other Perfection. NCMC shall:

(a) if any Pledged Collateral required to be pledged by NCMC under Section 3 hereof is received by NCMC, forthwith either (x) transfer and deliver to the Buyer such certificates or securities so received by NCMC (together with the ownership certificates and securities duly endorsed in blank or accompanied by undated conveyance powers duly executed in blank), all of which thereafter shall be held by the Buyer, pursuant to the terms of this Guaranty, as part of the Pledged Collateral or (y) take such other action as the Buyer shall deem necessary or appropriate to record duly the lien created hereunder in such ownership interests, equity, securities, moneys, property or other interests in said clauses; and

(b) give, execute, deliver, file and/or record any financing statements, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Buyer) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Buyer to exercise and enforce its rights hereunder with respect to such pledge and security interest (including, without limitation, causing any or all of the Pledged Collateral to be transferred of record into the name of the Buyer or its nominee (and the Buyer agrees that if any Pledged Collateral is transferred into its name or the name of its nominee, it will thereafter promptly give to NCMC copies of any notices and communications received by it with respect to the applicable Pledged Collateral)); without limiting the generality of the foregoing, if any Pledged Collateral shall be evidenced by a promissory note or other instrument, NCMC shall deliver and pledge to the Buyer such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Buyer.

6.02 Other Financing Statements and Liens. Without the prior consent of the Buyer, NCMC shall not file or suffer to be on file or filed, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which the Buyer is not named as the sole secured party.

6.03 Preservation of Rights. The Buyer shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Pledged Collateral.

6.04 Pledged Collateral.

(a) Except as provided in Section 3.04(b) above and notwithstanding anything to the contrary herein or in the Master Repurchase Agreement or any documents referenced therein, so long as no Event of Default shall have occurred and be continuing, NCMC shall have the right to exercise all voting and corporate rights pertaining to the Pledged Collateral for all purposes not inconsistent with the terms of this Agreement, the Master Repurchase Agreement or any documents referenced therein; provided that

(i) NCMC agrees that it will not vote the Pledged Collateral in any manner that is inconsistent with the terms of this Guaranty, the Master Repurchase Agreement or any documents referenced therein and (ii) the Buyer shall execute and deliver to NCMC or cause to be executed and delivered to NCMC all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as NCMC may reasonably request for the purpose of enabling NCMC to exercise the rights and powers which it is entitled to exercise pursuant to this Section 6.04.

(b) Any provisions of the Operating Documents of the Seller restricting the transferability of the ownership interests in the Seller shall not apply to the exercise by the Buyer of any of its rights and remedies under the Master Repurchase Agreement or any document referenced therein or to any sale, assignment, transfer or other disposition by the Buyer of all or any part of any ownership interest in the Seller.

(c) NCMC recognizes and agrees that the Buyer has an absolute and unconditional right to liquidate the Pledged Collateral upon an Event of Default. NCMC agrees not to seek any equitable or other relief to delay or prevent the Buyer from exercising its right to liquidate the Pledged Collateral upon an Event of Default. Further, NCMC recognizes and agrees that (i) the Pledged Collateral is not unique, (ii) NCMC will not be irreparably harmed if the Pledged Collateral is liquidated by the Buyer upon an Event of Default, and (iii) in the event NCMC has a claim or cause of action against the Buyer for liquidation of the Pledged Collateral or other actions of the Buyer, money damages will be sufficient to satisfy such claim or cause of action.

6.05 Events of Default, Etc. During the period during which an Event of Default has occurred and is continuing:

(a) the Buyer shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted (including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Buyer were the sole and absolute owner thereof (and NCMC agrees to take all such action as may be appropriate to give effect to such right));

(b) the Buyer may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral;

(c) the Buyer may, in its name or in the name of NCMC or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or in exchange for, any of the Pledged Collateral, but shall be under no obligation to do so; and

(d) the Buyer may, with respect to the Pledged Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Buyer or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as the Buyer deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and any Person may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of NCMC, any such demand, notice and right or equity being hereby expressly waived and released. The Buyer may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

NCMC recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Buyer may be compelled, with respect to any sale of all or any part of the Pledged Collateral which constitutes a “security” under the Securities Act, to limit purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. NCMC acknowledges that any such private sale may be at prices and on terms less favorable to the Buyer than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Buyer shall not have any obligation to engage in public sales and no obligation to delay the sale of any such Pledged Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

6.06 Removals, Etc. Without at least thirty (30) days’ prior notice to the Buyer, NCMC shall not change the name under which it does business from the name shown on the signature pages hereto.

6.07 Private Sale. The Buyer shall not incur any liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 6.05 hereof conducted in good faith. NCMC hereby waives any claims against the Buyer by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations.

6.08 Attorney-in-Fact. Upon the occurrence and during the continuance of any Event of Default, the Buyer is hereby appointed the attorney-in-fact of NCMC for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments which the Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Buyer shall be entitled under this Section 6 to make collections in respect of the Pledged Collateral, the Buyer shall have the right and power to receive, endorse and collect all checks made payable to the order of NCMC representing any dividend, payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

6.09 Termination. When all of the Obligations shall have been paid in full, this Agreement shall terminate and the Buyer shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of NCMC.

6.10 Expenses. NCMC agrees to pay, and the Obligations shall include, all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to the enforcement of any of the provisions of this Section 6, or performance by the Buyer of any obligations of NCMC in respect of the Pledged Collateral which NCMC has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Pledged Collateral, and for the care of the Pledged Collateral and defending or asserting rights and claims of the Buyer in respect thereof, by litigation or otherwise.

6.11 Further Assurances. NCMC agrees to, from time to time upon the request of the Buyer, execute and deliver such further documents and do such other acts and things as the Buyer may reasonably request in order to effectuate the purposes of this Guaranty.

7. Right of Set-off. Upon the occurrence of any Event of Default, the Guarantors hereby irrevocably authorize the Buyer or any of its Affiliates at any time and from time to time without notice to the Guarantors, any such notice being expressly waived by the Guarantors, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any of its Affiliates to or for the credit or the account of the Guarantors, or any part thereof in such amounts as the Buyer may elect, against and on account of the obligations and liabilities of the Guarantors to the Buyer hereunder and claims of every nature and description of the Buyer or any of its Affiliates against the Guarantors, in any currency, whether arising hereunder, under the Master Repurchase Agreement as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantors promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer and its Affiliates may have.

8. No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of the Guarantors by the Buyer or any of its Affiliates, the Guarantors shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer for the payment of the Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantors hereunder, until all amounts owing to the Buyer by the Seller on account of the Obligations are paid in full and the Master Repurchase Agreement is terminated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantors in trust for the Buyer, segregated from other funds of each Guarantor, and shall, forthwith upon receipt by the Guarantors, be turned over to the Buyer in the exact form received by the Guarantors (duly indorsed by the related Guarantor to the Buyer, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Buyer may determine.

9. Amendments, Etc. with Respect to the Obligations. The Guarantors shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Obligations made by the Buyer may be rescinded by the Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Master Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against any Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantors of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantors. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10. Waiver of Rights. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations, and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings between the Seller and the Guarantors, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors waive diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantors with respect to the Obligations.

11. Guaranty Absolute and Unconditional. The Guarantors understand and agree that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Seller of the Obligations and not of their collectibility only, and is in no way conditioned upon any requirement that the Buyer first attempt to collect any of the obligations from the Seller, without regard to (a) the validity, regularity or enforceability of the Master Repurchase Agreement, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Obligations, or of the Guarantors from this Guaranty, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantors, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against the Pledged Collateral or any other collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantors of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantors. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantors under this Guaranty shall have been satisfied by payment in full and the Master Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Master Repurchase Agreement the Seller may be free from any Obligations.

12. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or any of the Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any of the Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

13. Payments. The Guarantors hereby guarantee that payments hereunder will be paid to the Buyer without set-off or counterclaim in U.S. Dollars in accordance with the wiring instructions of the Buyer.

14. Notices. Except as provided herein, all notices required or permitted by this Guaranty shall be in writing (including without limitation by electronic transmission, email or facsimile) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission and notices being sent by first class mail, postage prepaid, shall be deemed to be received five (5) Business Days following the mailing thereof. Any such notice shall be sent to a party at the address or facsimile transmission number specified on the signature page hereto.

15. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Integration. This Guaranty and the Master Repurchase Agreement and the other Program Documents represent the agreement of the Guarantors with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein. The Guarantors and the Buyer desire to enter into this Guaranty in order to amend, restate and replace the Original Guaranty in its entirety.

17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantors and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.

(b) The Buyer shall not by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.

(c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guaranty shall be binding upon the successors and permitted assigns of the Guarantors and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by any of the Guarantors without the express written consent of the Buyer.

20. Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21. SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE MASTER REPURCHASE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE PERSONAL

JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE MASTER REPURCHASE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23. Security Agreement. This Guaranty shall constitute a “security agreement” within the meaning of the UCC. NCMC, by executing and delivering this Guaranty, has granted and hereby grants to the Buyer, as security for the Obligations, a security interest in the Pledged Collateral that may be subject to the UCC.

24. Other Liens. Notwithstanding anything to the contrary contained herein, liens previously granted by the Guarantors in favor of the Buyer or future liens that are granted by the Guarantors in favor of the Buyer will not constitute a breach of this Guaranty.

25. Agents. The Buyer may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

26. Counterparts; Facsimile. This Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guaranty by signing any such counterpart. An executed signature page delivered by facsimile shall have the same effect as an original signature page delivered by mail.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered as of the day and year first above written.

NEW CENTURY MORTGAGE CORPORATION, jointly and severally as Guarantor		BANK OF AMERICA, N.A.

By:	/s/ Patrick Flanagan	By:	/s/ Christopher G. Young
Name:	Patrick Flanagan	Name:	Christopher G. Young
Title:	President	Title:	Vice President

NEW CENTURY FINANCIAL CORPORATION (f/k/a NEW CENTURY REIT, INC.), jointly and severally as Guarantor

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Executive Vice President

By:	/s/ Brad A. Morrice
Name:	Brad A. Morrice
Title:	President

Address for Notices with respect to each of the foregoing:		BANK OF AMERICA, N.A. TX1-492-66-01 901 Main Street, 66th Floor
NEW CENTURY MORTGAGE CORPORATION		Dallas, Texas 75202-3714
NEW CENTURY FINANCIAL CORPORATION		Attention: Garrett Dolt
(f/k/a New Century REIT, Inc.)		Telephone: (214) 209-2664
18400 Von Karman		Facsimile: (214) 209-0338
Irvine, California 92612
Attention: Ralph Flick, Esq.		With a copy to:
Telephone: (949) 224-5706		Attention: Christopher G. Young
Facsimile: (949) 440-7033		Telephone: 704-386-3614
Facsimile:

Acknowledged and Accepted:

NEW CENTURY TRS HOLDINGS, INC.

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Executive Vice President